INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-26417 of Cox Radio, Inc. on Form S-8 of our report dated February 27, 1998, appearing in this Annual Report on Form 11-K of Cox Radio, Inc. Employee Stock Purchase Plan for the year ended December 31, 1997.

/s/Deloitte & Touche LLP
------------------------
DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 30, 1998





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